Exhibit (a)(26)

TWENTY-FIFTH AMENDMENT DATED June 10, 2022

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended to reflect the name change for Janus Henderson U.S. Low Volatility Portfolio to Janus Henderson Adaptive Risk Managed U.S. Equity Portfolio, effective on or about June 10, 2022.

SCHEDULE A

Series of the Trust	Available Classes

Janus Henderson Adaptive Risk Managed U.S. Equity Portfolio*	Service Shares

Janus Henderson Balanced Portfolio	Institutional Shares
Service Shares

Janus Henderson Enterprise Portfolio	Institutional Shares
Service Shares

Janus Henderson Flexible Bond Portfolio	Institutional Shares
Service Shares

Janus Henderson Forty Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Technology and Innovation Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Research Portfolio	Institutional Shares
Service Shares

Janus Henderson Overseas Portfolio	Institutional Shares
Service Shares

Janus Henderson Research Portfolio	Institutional Shares
Service Shares

Janus Henderson Mid Cap Value Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Bond Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Sustainable Equity	Institutional Shares
Portfolio	Service Shares
[SEAL]

*Janus Henderson Adaptive Risk Managed U.S. Equity Portfolio is scheduled to be liquidated on or about May 1, 2023